Exhibit 10.19

COMMERCIAL PROMISSORY NOTE	PrimeSouth Bank
375 W Cherry St
Jesup, Georgia 31545-1440
(912)427-6670

LOAN NUMBER	NOTE DATE	PRINCIPAL AMOUNT	MATURITY DATE
3244626	July 22, 2022	$1,600,000.00	July 22, 2043

LOAN PURPOSE: Reimburse for Purchase Mobile Home Park and 27 Mobile Homes

BORROWER INFORMATION

Spaulding MHP, LLC
3840 Highway 17S

Brunswick, GA 31523

NOTE. This Commercial Promissory Note will be referred to in this document as the “Note.”

LENDER. “Lender” means PrimeSouth Bank whose address is 375 W Cherry St, Jesup, Georgia 31545-1440, its successors and assigns.

BORROWER. “Borrower” means each person or legal entity identified above in the BORROWER INFORMATION section who signs this Note.

PROMISE TO PAY. For value received, receipt of which is hereby acknowledged, on or before the Maturity Date, the Borrower promises to pay the principal amount of One Million Six Hundred Thousand and 00/100 Dollars ($1,600,000.00) and all interest on the outstanding principal balance and any other charges, including service charges, to the order of Lender at its office at the address noted above or at such other place as Lender may designate in writing. The Borrower will make all payments in lawful money of the United States of America.

PAYMENT SCHEDULE. This Note will be paid according to the following schedule: 12 consecutive payments of interest only beginning on August 22, 2022 and continuing on the same day of each month thereafter. The initial payment will be in the amount of $7,922.22. This will be followed by 239 consecutive payments of principal and interest in the amount of $11,311.97 beginning on August 22, 2023 and continuing on the same day of each month thereafter. This will be followed by 1 payment of principal and interest in the amount of $11,310.65 on July 22, 2043. The unpaid principal balance of this Note, together with all accrued interest and charges owing in connection therewith, shall be due and payable on the Maturity Date. All payments received by the Lender from the Borrower for application to this Note may be applied to the Borrower’s obligations under this Note in such order as determined by the Lender.

INTEREST RATE AND SCHEDULED PAYMENT CHANGES. Interest will begin to accrue on July 12, 2022. The initial variable interest rate on this Note will be 5.750% per annum. This interest rate may change on July 23, 2022, and every Day thereafter. Each date on which the interest rate may change is called the “Change Date.” Beginning with the first Change Date, Lender will calculate the new interest rate based on the base rate on corporate loans posted by at least 70% of the 10 largest U.S. banks known as the Wall Street Journal U.S. Prime Rate in effect on the Change Date (the “Index”) plus 1.000 percentage points (the “Margin”). The interest rate will never be less than 4.750%.

If the Index is not available at the time of the Change Date, Lender will choose a new Index which is based on comparable information. The Index is used solely to establish a base from which the actual rate of interest payable under the Note will be calculated, and is not a reference to any actual rate of interest charged by any lender to any particular borrower.

Nothing contained herein shall be construed as to require the Borrower to pay interest at a greater rate than the maximum allowed by law. If, however, from any circumstances, Borrower pays interest at a greater rate than the maximum allowed by law, the obligation to be fulfilled will be reduced to an amount computed at the highest rate of interest permissible under applicable law and if, for any reason whatsoever, Lender ever receives interest in an amount which would be deemed unlawful under applicable law, such interest shall be automatically applied to amounts owed, in Lender’s sole discretion, or as otherwise allowed by applicable law. An increase in the interest rate will result in a higher payment amount. Interest on this Note is calculated on an Actual/360 day basis. This calculation method results in a higher effective interest rate than the numeric interest rate stated in this Note. The unpaid balance of this loan after the Maturity Date, whether by acceleration or otherwise, shall be subject to a post-maturity rate of interest equal to 16.000% per annum.

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Commercial Promissory Note - DL4006	Page 1 of 4	CSi

LATE PAYMENT CHARGE. If any required payment is more than 10 days late, then at Lender’s option, Lender will assess a late payment charge of $25.00 or 5.000% of the amount of the regularly scheduled payment then past due, whichever is greater, subject to a minimum charge of $25.00.

PREPAYMENT PENALTY. This Note is subject to a prepayment penalty. Payment of all unpaid principal, accrued and unpaid interest and all other fees then outstanding prior to the Maturity Date will result in a penalty that shall be equal to: The premium amount is 2.00% in year 1; 1.50% in year 2; and 1.00% in year 3; with a minimum amount of $500.00..

SECURITY TO NOTE. Security (the “Collateral”) for this Note is granted pursuant to the following security document(s):

●	Assignment of Leases and Rents dated July 22, 2022 evidencing an assignment of leases and rents on the property located at 3840 US Hwy 17, Brunswick GA 31520.

●	Security Instrument (Mortgage/Dee of Trust/Security Deed) in the amount of $1,600,000.00, dated July 22, 2022 evidencing a lien on the property located at 3840 US Hwy 17, Brunswick GA 31520.

●	Security Agreement dated July 22, 2022 evidencing security interest in 27 Various Manufacturer and Model Mobile Homes ID Number Attached as Exhibit “A”.

GUARANTY. In support of this transaction, a Guaranty dated July 22, 2022 has been executed by Raymond Michael Gee; and a Guaranty dated July 22, 2022 has been executed by Manufactured Housing Properties, Inc.

RIGHT OF SET-OFF. To the extent permitted by law, Borrower agrees that Lender has the right to set-off any amount due and payable under this Note, whether matured or unmatured, against any amount owing by Lender to Borrower including any or all of Borrower’s accounts with Lender. This shall include all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. Such right of set-off may be exercised by Lender against Borrower or against any assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of Borrower, or against anyone else claiming through or against Borrower or such assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off has not been exercised by Lender prior to the making, filing or issuance or service upon Lender of, or of notice of, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena or order or warrant. Lender will not be liable for the dishonor of any check when the dishonor occurs because Lender set-off a debt against Borrower’s account. Borrower agrees to hold Lender harmless from any claim arising as a result of Lender exercising Lender’s right to set-off.

RELATED DOCUMENTS. The words “Related Documents” mean all promissory notes, security agreements, mortgages, deeds of trust, deeds to secure debt, business loan agreements, construction loan agreements, resolutions, guaranties, environmental agreements, subordination agreements, assignments, and any other documents or agreements executed in connection with the indebtedness evidenced hereby this Note whether now or hereafter existing, including any modifications, extensions, substitutions or renewals of any of the foregoing. The Related Documents are hereby made a part of this Note by reference thereto, with the same force and effect as if fully set forth herein.

DEFAULT. Upon the occurrence of any one of the following events (each, an “Event of Default” or “default” or “event of default”), Lender’s obligations, if any, to make any advances will, at Lender’s option, immediately terminate and Lender, at its option, may declare all indebtedness of Borrower to Lender under this Note immediately due and payable without further notice of any kind notwithstanding anything to the contrary in this Note or any other agreement: (a) Borrower’s failure to make any payment on time or in the amount due; (b) any default by Borrower under the terms of this Note or any other Related Documents; (c) any default by Borrower under the terms of any other agreement between Lender and Borrower; (d) the death, dissolution, or termination of existence of Borrower or any guarantor; (e) Borrower is not paying Borrower’s debts as such debts become due; (f) the commencement of any proceeding under bankruptcy or insolvency laws by or against Borrower or any guarantor or the appointment of a receiver; (g) any default under the terms of any other indebtedness of Borrower to any other creditor; (h) any writ of attachment, garnishment, execution, tax lien or similar instrument is issued against any collateral securing the loan, if any, or any of Borrower’s property or any judgment is entered against Borrower or any guarantor; (i) any part of Borrower’s business is sold to or merged with any other business, individual, or entity; (j) any representation or warranty made by Borrower to Lender in any of the Related Documents or any financial statement delivered to Lender proves to have been false in any material respect as of the time when made or given; (k) if any guarantor, or any other party to any Related Documents terminates, attempts to terminate or defaults under any such Related Documents; (l) Lender has deemed itself insecure or there has been a material adverse change of condition of the financial prospects of Borrower or any collateral securing the obligations owing to Lender by Borrower. Upon the occurrence of an event of default, Lender may pursue any remedy available under any Related Document, at law or in equity.

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Commercial Promissory Note - DL4006	Page 2 of 4	CSi

GENERAL WAIVERS. To the extent permitted by law, the Borrower severally waives any required notice of presentment, demand, acceleration, intent to accelerate, protest, and any other notice and defense due to extensions of time or other indulgence by Lender or to any substitution or release of collateral. No failure or delay on the part of Lender, and no course of dealing between Borrower and Lender, shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.

JOINT AND SEVERAL LIABILITY. If permitted by law, each Borrower executing this Note is jointly and severally bound.

SEVERABILITY. If a court of competent jurisdiction determines any term or provision of this Note is invalid or prohibited by applicable law, that term or provision will be ineffective to the extent required. Any term or provision that has been determined to be invalid or prohibited will be severed from the rest of this Note without invalidating the remainder of either the affected provision or this Note.

SURVIVAL. The rights and privileges of the Lender hereunder shall inure to the benefits of its successors and assigns, and this Note shall be binding on all heirs, executors, administrators, assigns, and successors of Borrower.

ASSIGNABILITY. Lender may assign, pledge or otherwise transfer this Note or any of its rights and powers under this Note without notice, with all or any of the obligations owing to Lender by Borrower, and in such event the assignee shall have the same rights as if originally named herein in place of Lender. Borrower may not assign this Note or any benefit accruing to it hereunder without the express written consent of the Lender.

DUTY TO NOTIFY. Borrower agrees to notify Lender if there is any change in the beneficial ownership information provided to Lender. Additionally, Borrower agrees to provide Lender with updated beneficial ownership information in the event there is any change in the beneficial ownership information provided to Lender.

ORAL AGREEMENTS DISCLAIMER. This Note represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

GOVERNING LAW. This Note is governed by the laws of the state of Georgia except to the extent that federal law controls.

HEADING AND GENDER. The headings preceding text in this Note are for general convenience in identifying subject matter, but have no limiting impact on the text which follows any particular heading. All words used in this Note shall be construed to be of such gender or number as the circumstances require.

ATTORNEYS’ FEES AND OTHER COSTS. If legal proceedings are instituted to enforce the terms of this Note, Borrower agrees to pay all costs of the Lender in connection therewith, including reasonable attorneys’ fees. Attorney fees shall not exceed 15 percent of the principal and interest owing.

By signing this Note, Borrower acknowledges reading, understanding, and agreeing to all its provisions and receipt hereof.

Spaulding MHP, LLC

By: Manufactured Housing Properties, Inc, Member

/s/ Jay Wardlaw III		7/22/2022
By:	Jay Wardlaw III	Date
Its: President

LENDER: PrimeSouth Bank

/s/ Rene Hutto		7/22/2022
By:	Rene Hutto	Date
Its: VP, Loan Officer

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Commercial Promissory Note - DL4006	Page 3 of 4	CSi

EXHIBIT "A"
SPAULDING MHP LLC

YEAR	MAKE	MODEL	VIN
1986	CHAMBERLAIN	498	046498C2673
1997	WESTFIELD	67632	GAFLV07A39339BB21
1996	FLEETWOOD	WESTFIELD	GAFLT07A37137W221
1991	WESTFIELD	2763S	GAFLM07A22442W2
1987	COTTRELL	2763B	GAFLCT1AH144503363
2010	LIVE OAK HOMES	M3684B	L0HGA11012012A & L0HGA11012012B
1992	DESTINY	MH	028724A & 028724b
1993	FLEETWOOD	WESTFIELD	GAFLP07A27353W2
1990	DESTINY	OMNI	021928
1990	WESTFIELD	02462A	GAFLL75A09776WE
1995	FLEETWOOD	WESTFIELD	GAFLR07A31319W2
1994	FLEETWOOD	VALUELITE	GAFLP39A00148VH
1990	LAKELINE	4523S	GAFLK54A00620LP & GAFLK54B00620LP
1987	WESTFIELD	2562B	GAFLWE1AG39750582
1985	FIES	MH	FDGA20005756
1991	WESTFIELD	WESTFIELD	GAFLM07A22520W2
1996	FLEETWOOD	MH	GAFLT75A27281WE21
1994	WESTFIELD	2522S	GAFLP07A29453W2
2008	FLEETWOOD	2401R	GAFL707A57348WR21
1993	PEACHSTATE	SUNSTATE	PSHGA13568A & PSHGA13568B
1982	WINGATE	MH	GAFL1AC47054453
1994	DESTINY	OMNI	03087
1981	FIESTA TRAILER	CARAVAN	FDGA2L1606
1988	SPRING HILL	FLEETWOOD	GAFLJ34A09474SH & GAFLJ34B09474SH
1991	WESTFIELD	MH	GAFLM75A12791WE
1980	SHERATON	MH	11510620
1992	PHELAN TRAILER	HOMESTEAD	HMST6541GA

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Commercial Promissory Note - DL4006	Page 4 of 4	CSi